UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2016

Manitowoc Foodservice, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37548	47-4625716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2227 Welbilt Boulevard, New Port Richey, Florida 34655

(Address of principal executive offices, including ZIP code)

(727) 853-3079

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Separation Agreements

On March 4, 2015 (the “Distribution Date”), The Manitowoc Company, Inc. (“Manitowoc ParentCo”) completed the previously announced spin-off (the “Spin-Off”) of its wholly owned subsidiary, Manitowoc Foodservice, Inc. (“Manitowoc Foodservice,” “we,” “our” or “us”). On the Distribution Date, Manitowoc ParentCo distributed all of the shares of our common stock, on a pro rata basis, to all of the Manitowoc ParentCo shareholders of record as of February 22, 2016 (the “Record Date”), with each shareholder receiving one share of our common stock for each share of Manitowoc ParentCo common stock held by the shareholder on the Record Date (the “Distribution”). Any fractional shares of our common stock otherwise issuable to Manitowoc ParentCo shareholders were aggregated into whole shares and sold on the open market, and the fractional shareholders will receive a pro rata share of the proceeds of the sale, after deducting any taxes required to be withheld and after deducting an amount equal to all brokerage fees and other costs attributed to the sale.

On the Distribution Date, we and Manitowoc ParentCo also entered into a master separation and distribution agreement (the “Master Separation and Distribution Agreement”), a transition services agreement (the “Transition Services Agreement”), a tax matters agreement (the “Tax Matters Agreement”), an employee matters agreement (the “Employee Matters Agreement”) and an intellectual property matters agreement (the “Intellectual Property Matters Agreement,” and collectively with the foregoing agreements, the “Separation Agreements”) to (i) legally and structurally separate us from Manitowoc ParentCo, (ii) govern the relationship between us and Manitowoc ParentCo from and after the completion of the Spin-Off and (iii) allocate between us and Manitowoc ParentCo various assets, liabilities and obligations, including, among other things, employee benefits, intellectual property and tax-related assets and liabilities.

The following descriptions of the Separation Agreements are not complete, and are qualified in their entirety by reference to the Master Separation and Distribution Agreement, Transition Services Agreement, Tax Matters Agreement, Employee Matters Agreement and Intellectual Property Matters Agreement, which are attached to this report as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated in this report by reference.

Master Separation and Distribution Agreement

We entered into the Master Separation and Distribution Agreement with Manitowoc ParentCo, pursuant to which we and Manitowoc ParentCo have legally and structurally separated. The Master Separation and Distribution Agreement identifies the assets that were transferred, the liabilities that were assumed and the contracts that were assigned to each party as part of the separation. Except as expressly set forth in the Master Separation and Distribution Agreement, neither we nor Manitowoc ParentCo made any representation or warranty as to the assets, businesses or liabilities transferred or assumed in the Spin-Off, as to any consents required in connection with the transfers, as to the value of or the freedoms from any security interests of any of the assets transferred, as to the absence or presence of any defenses or rights of setoff or freedom from counterclaim with respect to any claim or other asset of either party, or as to the legal sufficiency of any assignment, document or instrument to convey title to any asset or thing of value to be transferred in connection with the Spin-Off. All assets were transferred on an “as-is, where-is” basis, and the respective transferees bear the economic and legal risks that any conveyance will prove to be insufficient to vest in the transferee good and marketable title, free and clear of all security interests.

Under the Master Separation and Distribution Agreement:

•	Generally, each party has assumed liability for all pending, threatened and unasserted legal matters related to its own business or its assumed or retained liabilities, and will indemnify the other party for any liability, to the extent arising out of or resulting from such assumed or retained legal matters.

•	Each party (together with its affiliates) has released and discharged the other party (and the other party’s affiliates) from all liabilities existing or arising from acts occurring or failing to occur on or before the Distribution Date, including in connection with the implementation of the separation, except as set forth in the Master Separation and Distribution Agreement. The releases do not extend to obligations or liabilities under any agreements between the parties that remain in effect following the Spin-Off, including the Separation Agreements.

•	We have agreed to indemnify, defend and hold harmless Manitowoc ParentCo, Manitowoc ParentCo’s affiliates and the directors, officers and employees of Manitowoc ParentCo and its affiliates from and against all liabilities relating to, arising out of or resulting from (i) our failure to pay, perform or otherwise promptly discharge any of our liabilities or, (ii) any breach by us of the Master Separation and Distribution Agreement or any of the other Separation Agreements.

•	Manitowoc ParentCo has agreed to indemnify, defend and hold harmless us, our affiliates and our and our affiliates’ directors, officers and employees from and against all liabilities relating to, arising out of or resulting from (i) Manitowoc ParentCo’s failure to pay, perform or otherwise promptly discharge any of its liabilities, or (ii) any breach by Manitowoc ParentCo of the Master Separation and Distribution Agreement or any of the other Separation Agreements.

•	We and Manitowoc ParentCo have allocated the rights and obligations under existing insurance policies with respect to occurrences prior to the Distribution and established procedures for the administration of insured claims.

•	We and Manitowoc ParentCo have agreed to use commercially reasonable efforts to take all actions as the other party may reasonably request, consistent with the Separation Agreements, to effect the provisions and purposes of the Separation Agreements and the transactions contemplated therein.

•	We and Manitowoc ParentCo have agreed to procedures for the resolution of disputes that arise under the Separation Agreements related to the Spin-Off. Except as provided in the other Separation Agreements, we and Manitowoc ParentCo have agreed to attempt to resolve any disputes through good-faith discussions between our executives and Manitowoc ParentCo’s executives. If these efforts are not successful, either we or Manitowoc ParentCo may submit the dispute to nonbinding mediation or, if the nonbinding mediation is not successful, to binding alternative dispute resolution, subject to the provisions of the Master Separation and Distribution Agreement.

•	We and Manitowoc ParentCo have agreed that, under the Master Separation and Distribution Agreement, we, our affiliates and Manitowoc ParentCo and its affiliates will not be liable for any punitive, indirect, incidental, consequential or special damages.

•	We and Manitowoc ParentCo have allocated responsibility for the costs, fees and expenses incurred in connection with the Spin-Off. We are responsible for any costs,

fees and expenses incurred in connection with the financing transactions we undertook in connection with the Spin-Off and any other costs, fees and expenses specifically incurred by us prior to the Distribution, while Manitowoc ParentCo is responsible for all other costs, fees and expenses prior to the Distribution. Following the Distribution, each party is responsible for paying its own costs, fees and expenses.

•	We and Manitowoc ParentCo have agreed to certain other matters, including access to financial and other information, confidentiality and access to and provision of records.

Transition Services Agreement

We entered into the Transition Services Agreement with Manitowoc ParentCo, pursuant to which we and Manitowoc ParentCo will, on an interim, transitional basis, provide each other with various services. Manitowoc ParentCo has agreed to provide us with certain services related to supply chain management, information technology, sales, administrative support for certain employees, access to certain shared facilities and shared office space, finance, treasury, accounting, tax, legal, audit and payroll. We have agreed to provide Manitowoc ParentCo with certain services related to information technology and finance. Under the Transition Services Agreement, we and Manitowoc ParentCo may also provide each other with certain other mutually agreed-upon services. In each case, the company providing the services will perform the services in a manner and on a basis that is substantially similar to that during the twelve-month period immediately prior to the date of the Transition Services Agreement.

The Transition Services Agreement specifies the term during which we and Manitowoc ParentCo will provide the services described above, which terms generally begin on the Distribution Date and expire no later than December 31, 2016 (and in some cases earlier). The Transition Services Agreement also specifies when and how a company receiving services may terminate different categories of service, the cost of the services to the party receiving the services, and certain additional obligations that we and Manitowoc ParentCo have to assist in transitioning services to each other’s control.

Under the Transition Services Agreement, each party’s liability is generally limited to the aggregate amount of fees actually received for services provided under the agreement. The Transition Services Agreement also provides that we, our affiliates and Manitowoc ParentCo and its affiliates will not be liable for any punitive, indirect, incidental, consequential or special damages.

Tax Matters Agreement

We entered into the Tax Matters Agreement with Manitowoc ParentCo that governs each party’s respective rights, responsibilities and obligations with respect to the allocation of tax liabilities, the preparation and filing of tax returns, tax payments, the parties’ entitlements to tax refunds, the parties’ maintenance of the tax-free status of the Spin-Off, the control of audits and other tax proceedings, assistance and cooperation with respect to tax matters, the maintenance of tax-related records and other tax-related activities.

In addition, the Tax Matters Agreement imposes certain restrictions on us and our subsidiaries (including restrictions on business combinations, sales of assets, liquidations, stock issuances or repurchases and modifications of the voting rights of our stock, among others). The Tax Matters Agreement provides special rules allocating tax liabilities in the event the Spin-Off, together with certain related transactions, is not treated as tax-free. In general, under the Tax Matters Agreement, we and Manitowoc ParentCo will each be responsible for taxes that arise from the failure of the Spin-Off to qualify as a transaction that is generally tax-free, for U.S. federal income tax purposes, under Sections 355, 368 and related provisions of the Code, to the extent that such failure to qualify is attributable to the actions, events or transactions related to each party’s respective stock, assets or business, or a breach of the relevant representations or covenants made by that party in the Tax Matters Agreement.

Employee Matters Agreement

We entered into the Employee Matters Agreement with Manitowoc ParentCo to allocate liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs, and other related matters. The Employee Matters Agreement governs certain compensation and employee benefit obligations with respect to the current and former employees and non-employee directors of each party.

The Employee Matters Agreement provides that, unless otherwise specified, Manitowoc ParentCo will be responsible for liabilities associated with employees who are employed by Manitowoc ParentCo following the Spin-Off and former employees whose last employment was with Manitowoc ParentCo, and we will be responsible for liabilities associated with employees who are employed by us following the Spin-Off and former employees whose last employment was with us.

In addition, the Employee Matters Agreement addresses the treatment of Manitowoc ParentCo’s outstanding equity-based incentive awards held by employees who will be employed by Manitowoc Foodservice in connection with the Spin-Off.

Intellectual Property Matters Agreement

We entered into the Intellectual Property Matters Agreement with Manitowoc ParentCo that confirms the ownership of our and Manitowoc ParentCo’s respective intellectual property assets, provides for licensing of certain intellectual property assets and includes consents to use certain intellectual property assets (subject to certain limitations regarding field of use or certain change-of-control events in which we or Manitowoc ParentCo are acquired by a competitor), steps to avoid any confusion in the marketplace with respect to the use of various trademarks and other arrangements of cooperation between Manitowoc ParentCo and us in implementing the terms of the Intellectual Property Matters Agreement.

Supplemental Indenture and Registration Rights Agreement Joinder

As previously reported, on February 18, 2016, our wholly owned subsidiary MTW Foodservice Escrow Corp. (the “Escrow Issuer”) entered into an indenture (the “Indenture”) with Wells Fargo Bank, National Association, pursuant to which the Escrow Issuer issued and sold $425 million in aggregate principal amount of the Escrow Issuer’s 9.500% senior notes due 2024 (the “Notes”). Following the issuance of the Notes, the Escrow Issuer deposited the proceeds into a segregated escrow account, to be released (the “Escrow Release”) upon the escrow agent’s receipt of an officers’ certificate from the Escrow Issuer certifying that certain conditions related to the Spin-Off had been satisfied. In connection with the issuance of the Notes, the Escrow Issuer also entered into a related exchange and registration rights agreement (the “Registration Rights Agreement”).

On March 3, 2016, the Escrow Issuer delivered the officers’ certificate to the escrow agent certifying that all of the conditions related to the Spin-Off had been satisfied, including that we and substantially all of our restricted U.S. subsidiaries (the “Guarantors”) had entered into a first supplemental indenture (the “Supplemental Indenture”), dated March 3, 2016, to the Indenture, under which we agreed to assume the obligations of the Escrow Issuer under the Notes and the Indenture, and each of the Guarantors, jointly and severally, agreed to fully and unconditionally guarantee, on a senior unsecured basis, our obligations under the Notes and the Indenture. Prior to our entry into the Supplemental Indenture, the Escrow Issuer merged with and into us.

In addition, and as a further condition to the Escrow Release, on March 3, 2016, we and the Guarantors also entered into a joinder agreement to the Registration Rights Agreement (the “Joinder Agreement”). A summary of the material terms of the Registration Rights Agreement is set forth under Item 1.01 of our Current Report on Form 8-K that was filed with the Securities and Exchange Commission on February 24, 2016, and is incorporated herein by reference.

Upon receipt of the officers’ certificate from the Escrow Issuer, the escrow agent released the net proceeds of the Notes to us, which we have used, together with other borrowings under the Term Loan Facility (as defined below), to (i) pay a one-time cash dividend to Manitowoc ParentCo of approximately $1.362 billion (the “Dividend”) and (ii) pay related fees and other expenses.

The foregoing descriptions of the Supplemental Indenture and the Joinder Agreement are not complete, and are qualified in their entirety by reference to the Supplemental Indenture and the Joinder Agreement, which are attached to this report as Exhibits 4.1 and 10.5, respectively, and are incorporated in this report by reference.

Credit Agreement

On March 3, 2016, in connection with the completion of the Spin-Off, we entered into a credit agreement (the “Credit Agreement”) with our U.K. subsidiary Enodis Holdings Limited (the “U.K. Borrower”), the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent. As previously reported, on February 5, 2016, the parties to the Credit Agreement had delivered executed signature pages, which were being held in escrow pending written authorization to release from us and the U.K. Borrower. On March 3, 2016, we and the U.K. Borrower delivered the notice, and the Credit Agreement became effective.

The Credit Agreement provides for a new senior secured revolving credit facility in an aggregate principal amount of $225 million (the “Revolving Facility”) and a senior secured term loan B facility in an aggregate principal amount of $975 million (the “Term Loan Facility,” and together with the Revolving Facility, the “Credit Facilities”) with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, J.P. Morgan Securities LLC, Goldman Sachs Bank USA, HSBC Securities (USA) Inc. and Citigroup Global Markets Inc., on behalf of certain of its affiliates, as joint lead arrangers and joint bookrunners, and certain lenders, as lenders. The Revolving Facility will include (i) a $20 million sublimit for the issuance of letters of credit on customary terms, and (ii) a $40 million sublimit for swingline loans on customary terms.

We expect to use the Revolving Facility for working capital and for general corporate purposes. The Revolving Facility was undrawn as of the consummation of the Spin-Off.

We used the proceeds from the Term Loan Facility in part to repay existing debt. Additionally, on March 3, 2016, we used the proceeds from the Term Loan Facility, together with the proceeds from the Notes, to pay the Dividend. We have allocated the remaining proceeds of the Term Loan Facility for use in general corporate purposes.

Incremental Facilities

Under the Credit Agreement, we have the right from time to time to increase the size or add certain incremental revolving or term loan facilities (the “Incremental Facilities”) in minimum amounts of $10 million and in integral multiples of $5 million in excess thereof. The aggregate principal amount of all the Incremental Facilities may not exceed an amount equal to the sum of (i) $225 million plus (ii) an additional amount, so long as, after giving effect to the incurrence of such additional amount, the pro forma senior secured leverage ratio does not exceed 3.75 to 1.

Interest Rate

Borrowings under the Credit Facilities bear interest at a rate per annum equal to, at our option, (i) LIBOR plus the applicable margin of approximately 4.75% for term loans subject to a 1.00% LIBOR floor and 1.50% to 2.75% for revolving loans, based on consolidated total leverage, or (ii) an alternate base rate plus the applicable margin, which will be 1.00% lower than for LIBOR loans.

Maturity and Amortization

The loans and commitments under the Revolving Facility mature on the fifth anniversary of the closing date of the Credit Agreement, or 2021. The loans and commitments under the Term Loan Facility mature on the seventh anniversary of the closing date of the Credit Agreement, or 2023, and will require quarterly principal payments at a rate of 0.25% of the original principal balance.

Mandatory Prepayments

Mandatory prepayments on the Term Loan Facility are required, subject to customary exceptions, (i) from the receipt of net cash proceeds by us or any of our restricted subsidiaries from certain asset dispositions and casualty events, in each case, to the extent such proceeds are not reinvested or committed to be reinvested in assets useful in our business of the business of any of our subsidiaries within twelve months of the date of such disposition or casualty event, (ii) following the receipt of net cash proceeds from additional debt issued or incurred by us or any of our subsidiaries, and (iii) in an amount equal to 50% of our excess cash flow or the excess cash flow of our subsidiaries with step-downs to 25% if the senior secured leverage ratio is less than or equal to 4.50 to 1 but greater than 4.00 to 1, and to 0% if the senior secured leverage ratio is less than or equal to 4.00 to 1.

Guarantees and Security

Our obligations under the Credit Facilities are jointly and severally guaranteed by certain of our existing and future direct and indirectly wholly owned U.S. subsidiaries (but excluding (i) unrestricted subsidiaries, (ii) immaterial subsidiaries, and (iii) special purpose securitization vehicles).

There is also a first-priority perfected lien on substantially all of our assets and property, substantially all of the assets and property of the guarantors and the proceeds therefrom, excluding certain excluded assets. The liens securing our obligations under the Revolving Facility and the Term Loan Facility will be pari passu.

Certain Covenants and Events of Default

The Credit Agreement contains customary financial covenants including (a) a maximum consolidated total leverage ratio of 6.25 to 1, with step-downs of 0.25 each fiscal quarter beginning with the fiscal quarter ending September 30, 2016 until the ratio reaches 4.00 to 1 in the fiscal quarter ending September 30, 2018, and (b) a minimum consolidated interest coverage ratio of 2.00 to 1, with increases of 0.25 every other fiscal quarter beginning with the fiscal quarter ending September 30, 2016 until the ratio reaches 3.00 to 1 in the fiscal quarter ending December 30, 2017. Only lenders holding at least a majority of the Revolving Facility may amend the financial covenants, waive a breach of the financial covenants or accelerate the Revolving Facility upon a breach of the financial covenants, and a breach of the financial covenants does not constitute an event of default with respect to the Term Loan Facility or trigger a cross-default under the Term Loan Facility until the date on which the Revolving Facility has been accelerated and terminated.

In addition, the Credit Agreement contains a number of covenants that, among other things and subject to certain exceptions, restricts our ability and the ability of our restricted subsidiaries to incur additional indebtedness; pay dividends and other distributions; make investments, loans and advances; engage in transactions with affiliates; sell assets or otherwise dispose of property or assets; alter the business that we conduct; merge and engage in other fundamental changes; prepay, redeem or repurchase certain debt; and incur liens. The Credit Agreement also contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default.

The foregoing description of the Credit Agreement and the Credit Facilities is not complete and is qualified in its entirety by reference to the Credit Agreement, which is attached to this report as Exhibit 10.6 and is incorporated in this report by reference.

Securitization Facility

Concurrently with our entry into the Credit Agreement, and in connection with the Spin-Off, we entered into a $110 million accounts receivable securitization program (the “Securitization Facility”) with Wells Fargo Bank, N.A., as purchaser and agent, whereby certain of our subsidiaries will sell their domestic trade accounts receivable to a wholly owned, bankruptcy-remote special purpose subsidiary and certain of their non-U.S. trade accounts receivable to a wholly owned, bankruptcy-remote foreign special purpose entity, which entities, in turn, will sell, convey, transfer and assign to a third-party financial institution (a “Purchaser”) all of the right, title and interest in and to their pool of receivables.

Along with certain of our subsidiaries, we will act as a servicer of the receivables and as such will administer, collect and otherwise enforce the receivables. The servicers will be compensated for doing so on terms that are generally consistent with what would be charged by an unrelated servicer. As servicers, we will initially receive payments made by obligors on the receivables but will be required to remit those payments in accordance with a receivables purchase agreement. The Purchaser will have no recourse for uncollectable receivables.

The Securitization Facility is subject to customary affirmative and negative covenants. Among other restrictions, these covenants require that we meet specified financial tests, including a consolidated interest coverage ratio and a consolidated total leverage ratio that are the same as the covenant ratios required under the Credit Agreement.

The foregoing description of the Securitization Facility is not complete, and is qualified in its entirety by reference to that certain Sixth Amended and Restated Receivables Purchase Agreement, dated March 3, 2016, by and among Manitowoc Cayman Islands Funding LTD., as seller, Manitowoc Foodservice and certain of its subsidiaries, as servicers, and Wells Fargo Bank, N.A., as purchaser and as agent, which is attached to this report as Exhibit 10.7 and is incorporated in this report by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 4, 2016, the compensatory arrangements described below, in which one or more of Manitowoc Foodservice’s named executive officers participate, became effective.

Deferred Compensation Plan

Manitowoc Foodservice’s Deferred Compensation Plan (the “Company DCP”) is intended to provide benefits similar to The Manitowoc Company, Inc. Deferred Compensation Plan (the “ParentCo DCP”) to eligible participants of Manitowoc Foodservice following the Spin-Off. The accounts of our employees and directors under the ParentCo DCP, which we are assuming in connection with the Spin-Off, will also be subject to the terms of the Company DCP after the Spin-Off.

Under the Company DCP, eligible employee participants may elect to defer up to 40% of base salary and up to 100% of awards to be paid under our annual incentive compensation plan. Non-employee director participants may elect to defer all or any part of the director’s annual retainer and meeting fees, as well as restricted stock unit awards. Credits to deferred compensation accounts for key employees may also include a contribution by us. Distributions may be made in a lump sum or installments following death, disability, separation from service or a specified date. The values, if any, of the accounts of our named executive officers under the ParentCo DCP (which will become their accounts under the Company DCP) were disclosed in our Registration Statement on Form 10 (the “Form 10”) under the caption “Executive Compensation—Retirement and Non-Qualified Deferred Compensation Plans.”

Supplemental Executive Retirement Plan

Manitowoc Foodservice’s Supplemental Executive Retirement Plan (the “Company SERP”) is intended to provide benefits similar to The Manitowoc Company, Inc. Supplemental Executive Retirement Plan (the “ParentCo SERP”) to eligible participants of Manitowoc Foodservice following the Spin-Off. Of our named executive officers, only Maurice Jones is expected to be eligible for the Company SERP. The benefit of Mr. Jones under the ParentCo SERP, the liabilities of which we are assuming in connection with the Spin-Off, will be subject to the terms of the Company SERP after the Spin-Off. Benefits under the Company SERP are intended to provide a life annuity equal to 55% of a participant’s five-year final average pay (salary plus annual incentive plan awards). A participant may elect whether to receive distributions under the Company SERP in a single lump-sum or over a period not to exceed ten years. The value of Mr. Jones’s benefit under the ParentCo SERP (which will become the benefit under the Company SERP) was disclosed in the Form 10 under the caption “Executive Compensation—Retirement and Non-Qualified Deferred Compensation Plans.”

Severance Pay Plan

Manitowoc Foodservice’s Severance Pay Plan (the “Severance Pay Plan”) establishes a discretionary severance program across Manitowoc Foodservice whereby all severance benefits will be provided at our sole discretion and will be designed to meet the specific facts and circumstances of each termination. Our board of directors has the sole authority to authorize any benefits under the Severance Pay Plan to any of our elected officers.

The foregoing summaries of the Company DCP, the Company SERP and the Severance Pay Plan are qualified in their entirety by reference to the full text of the plans, which are attached to this report as Exhibits 10.8, 10.9 and 10.10, respectively, and are incorporated in this report by reference.

Item 8.01.	Other Events.

On March 4, 2016, we issued a press release announcing the completion of the Spin-Off. A copy of the press release is attached to this report as Exhibit 99.1, and is incorporated in this report by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(2.1)	Master Separation and Distribution Agreement, dated March 4, 2016, between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc.

(4.1)	First Supplemental Indenture, dated March 3, 2016, by and among MTW Foodservice Escrow Corp., Manitowoc Foodservice, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

(10.1)	Transition Services Agreement, dated March 4, 2016, between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc.

(10.2)	Tax Matters Agreement, dated March 4, 2016, between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc.

(10.3)	Employee Matters Agreement, dated March 4, 2016, between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc.

(10.4)	Intellectual Property Matters Agreement, dated March 4, 2016, between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc.

(10.5)	Joinder Agreement to Exchange and Registration Rights Agreement, dated March 3, 2016, by Manitowoc Foodservice, Inc. and the guarantors party thereto.

(10.6)	Credit Agreement, dated March 3, 2016, among Manitowoc Foodservice, Inc., the subsidiary borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Goldman Sachs Bank USA, as syndication agent, HSBC Bank USA, N.A., Citibank, N.A. and Coöperatieve Rabobank U.A., New York Branch, as co-documentation agents and J.P. Morgan Securities LLC, Goldman Sachs Bank USA, HSBC Securities (USA) Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners.

(10.7)	Sixth Amended and Restated Receivables Purchase Agreement, dated March 3, 2016, by and among Manitowoc Cayman Islands Funding LTD., as seller, Manitowoc Foodservice and certain of its subsidiaries, as servicers, and Wells Fargo Bank, N.A., as purchaser and as agent.

(10.8)	Manitowoc Foodservice, Inc. Deferred Compensation Plan, as amended and restated through March 4, 2016.

(10.9)	Manitowoc Foodservice, Inc. Supplemental Executive Retirement Plan, as amended and restated through March 4, 2016.

(10.10)	Manitowoc Foodservice, Inc. Severance Pay Plan, effective as of March 4, 2016.

(99.1)	Press release issued by Manitowoc Foodservice, Inc. on March 4, 2016, announcing the completion of the spin-off.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITOWOC FOODSERVICE, INC.

Date: March 9, 2016	By:	/s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary

MANITOWOC FOODSERVICE, INC.

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Dated as of March 3, 2016

Exhibit Number	Description

(2.1)	Master Separation and Distribution Agreement, dated March 4, 2016, between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc.

(4.1)	First Supplemental Indenture, dated March 3, 2016, by and among MTW Foodservice Escrow Corp., Manitowoc Foodservice, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

(10.1)	Transition Services Agreement, dated March 4, 2016, between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc.

(10.2)	Tax Matters Agreement, dated March 4, 2016, between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc.

(10.3)	Employee Matters Agreement, dated March 4, 2016, between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc.

(10.4)	Intellectual Property Matters Agreement, dated March 4, 2016, between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc.

(10.5)	Joinder Agreement to Exchange and Registration Rights Agreement, dated March 3, 2016, by Manitowoc Foodservice, Inc. and the guarantors party thereto.

(10.6)	Credit Agreement, dated March 3, 2016, among Manitowoc Foodservice, Inc., the subsidiary borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Goldman Sachs Bank USA, as syndication agent, HSBC Bank USA, N.A., Citibank, N.A. and Coöperatieve Rabobank U.A., New York Branch, as co-documentation agents and J.P. Morgan Securities LLC, Goldman Sachs Bank USA, HSBC Securities (USA) Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners.

(10.7)	Sixth Amended and Restated Receivables Purchase Agreement, dated March 3, 2016, by and among Manitowoc Cayman Islands Funding LTD., as seller, Manitowoc Foodservice and certain of its subsidiaries, as servicers, and Wells Fargo Bank, N.A., as purchaser and as agent.

(10.8)	Manitowoc Foodservice, Inc. Deferred Compensation Plan, as amended and restated through March 4, 2016.

(10.9)	Manitowoc Foodservice, Inc. Supplemental Executive Retirement Plan, as amended and restated through March 4, 2016.

(10.10)	Manitowoc Foodservice, Inc. Severance Pay Plan, effective as of March 4, 2016.

(99.1)	Press release issued by Manitowoc Foodservice, Inc. on March 4, 2016, announcing the completion of the spin-off.